UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (214) 981-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General. On February 2, 2006, Energy Transfer Equity, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with LE GP, LLC, the general partner of the Partnership (the “General Partner”), and the Underwriters named therein providing for the offer and sale in a firm commitment underwritten offering of 21,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price of $21.00 per Common Unit ($19.7925 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 3,150,000 Common Units (the “Option”) to cover over-allotments, if any, on the same terms as those Common Units sold by the Partnership. The Underwriters exercised the Option on Friday, February 3, 2006.

The transactions contemplated by the Underwriting Agreement, including the Option, were consummated on February 8, 2006.

Long-Term Incentive Plan. On January 6, 2006, the board of directors of the General Partner adopted the Energy Transfer Equity, L.P. Long-Term Incentive Plan (the “Plan”), effective as of February 8, 2006, for employees, consultants and directors of the General Partner and its affiliates who perform services for the Partnership. The Plan provides for the grant of restricted units, phantom units, unit options and substitute awards and, with respect to unit options and phantom units, the grant of distribution equivalent rights, or DERs. Subject to adjustment for certain events, an aggregate of 3,000,000 Common Units may be delivered pursuant to awards under the Plan, exclusive of 2,521,570 Class B units which have been granted pursuant to the terms of the Partnership’s partnership agreement to a limited partnership for which our President and Chief Financial Officer, John W. McReynolds, is the sole limited partner and an entity controlled by Mr. McReynolds is the general partner. The Plan will be administered by the compensation committee of the General Partner’s board of directors.

The General Partner’s board of directors, in its discretion, may terminate the Plan at any time with respect to any award that has not yet been granted. The General Partner’s board of directors also has the right to alter or amend the Plan or any part of the Plan from time to time, including increasing the number of Common Units that may be granted subject to unitholder approval as required by the exchange upon which the Common Units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.

A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Other Agreements.

The description of the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference. A copy of the Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Relationships. Each of the Partnership, ETI GP, LLC, a Delaware limited liability company (“ETI GP”) and general partner of Energy Transfer Investments, L.P., a Delaware limited partnership (“ETI”), ETI and Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP”) and general partner of ETP, and its subsidiaries are direct or indirect subsidiaries of the General Partner. As a result, certain individuals, including officers and directors of the General Partner, serve as officers and/or directors of more than one of such entities. As described above, each of the Partnership and the General Partner were parties to the Underwriting Agreement. In addition, as described above, each of the Partnership and ETP were parties to the Shared Services Agreement. As described in Item 2.01 below, each of the Partnership, the General Partner, ETI GP and ETI are also party to a Contribution Agreement. The General Partner serves as the general partner of the Partnership, holding a 0.5% general partner interest in the Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Facility. On February 8, 2006, the Partnership entered into a credit facility (the “Credit Facility”) with Wachovia Bank, National Association, as administrative agent for the lenders named therein, providing for a $500 million revolving credit facility with a swingline loan option with a maximum borrowing of $10.0 million (with the option of increasing the size of the facility up to an additional $100 million with the consent of the administrative agent and the issuing lenders). The maximum commitment fee payable on the unused portion of the facility will be .5%. Loans under this credit facility will bear interest at the Partnership’s option at either (a) a base rate plus an applicable margin or (b) the Eurodollar rate plus an applicable margin. The applicable margins are a function of our leverage ratio.

Borrowings under the Credit Agreement bear interest at the rates specified in the agreement, and the agreement contains leverage ratio and interest coverage ratio covenants. Loans under the Credit Facility will be secured by a lien on the Partnership’s assets, including the capital stock and assets of Energy Transfer Partners, L.L.C., a Delaware limited liability company, and ETP GP and the approximately 36.4 million units of ETP (including Class F units) that the Partnership and its subsidiaries own.

A copy of the Credit Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2006, Messrs. Ray C. Davis and Kelcy L. Warren were elected to serve as Co-Chairmen of the Board of Directors of the General Partner. Messrs. Davis and Warren also serve as Co-Chief Executive Officers and Co-Chairmen of the Board of Directors of ETP GP, the general partner of ETP.

There is no arrangement or understanding between Messrs. Davis and Warren and any other persons pursuant to which they were selected as directors. Any relationships between Messrs. Davis and Warren and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K are described in the section entitled “Certain Relationships and Related Party Transactions” of the Partnership’s final prospectus (the “Prospectus”) dated February 3, 2006 (File No. 333-128097) and filed on February 3, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 8, 2006, the Partnership amended and restated its Agreement of Limited Partnership in connection with the closing of its initial public offering. A description of the Third Amended and Restated Agreement of Limited Partnership is contained in the section entitled “Description of Our Partnership Agreement” of the Prospectus and is incorporated herein by reference. A copy of the Third Amended and Restated Partnership Agreement as adopted is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

On February 8, 2006, the General Partner amended and restated its Amended and Restated Regulations. A copy of the Limited Liability Company Agreement of the General Partner as adopted is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

Exhibit 3.2	Limited Liability Company Agreement of LE GP, LLC.

Exhibit 10.1	Energy Transfer Equity, L.P. Long-Term Incentive Plan.

Exhibit 10.2	Credit Agreement, dated February 8, 2006, between Energy Transfer Equity, L.P. and Wachovia Bank, National Association, as Administrative Agent, LC Issuer and Swingline Lender, Bank of America, N.A. and Citicorp North America, Inc., as Co-Syndication Agents, BNP Paribas and The Royal Bank of Scotland plc New York Branch, as Co- Documentation Agents, Credit Suisse, Cayman Islands Branch, Deutsche Bank AG New York Branch, and UBS Loan Finance LLC, as Senior Managing Agents, and Fortis Capital Corp, Suntrust Bank, and Well Fargo Bank, N.A. as Managing Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC its general partner

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President and Chief Financial Officer

February 14, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P.

Exhibit 3.2	Limited Liability Company Agreement of LE GP, LLC.

Exhibit 10.1	Energy Transfer Equity, L.P. Long-Term Incentive Plan.

Exhibit 10.2	Credit Agreement, dated February 8, 2006, between Energy Transfer Equity, L.P. and Wachovia Bank, National Association, as Administrative Agent, LC Issuer and Swingline Lender, Bank of America, N.A. and Citicorp North America, Inc., as Co-Syndication Agents, BNP Paribas and The Royal Bank of Scotland plc New York Branch, as Co- Documentation Agents, Credit Suisse, Cayman Islands Branch, Deutsche Bank AG New York Branch, and UBS Loan Finance LLC, as Senior Managing Agents, and Fortis Capital Corp, Suntrust Bank, and Well Fargo Bank, N.A. as Managing Agents.